UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _______________________________________________

FORM 8-K

CURRENT REPORT

 _______________________________________________

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

 _______________________________________________

Date of Report (Date of earliest event reported):  July 31, 2017 (July 25, 2017)

SERVICEMASTER GLOBAL HOLDINGS, INC.

 (Exact name of each registrant as specified in its charter)

Delaware	001-36507	20-8738320
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

(901) 597-1400

(Each registrant’s telephone number, including area code)

 _______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO and Board Member Transition

On July 26, 2017, ServiceMaster Global Holdings, Inc. (the “Company”) issued a press release announcing the appointment of Nikhil M. Varty, 52, as Chief Executive Officer of the Company and as a member of the board of directors of the Company, in each case, effective as of July 26, 2017 (the “start date”). The Company also announced that Robert J. Gillette ceased to hold the position of Chief Executive Officer of the Company as of July 25, 2017. Mr. Gillette also resigned from the board of directors of the Company effective as of July 30, 2017.  Mr. Gillette will continue to be available to provide transition services to the Company for a brief period of time.

Mr. Varty has direct experience developing and executing successful business strategies, as well as delivering superior shareholder value on a sustainable basis.  From 2012 through 2016, Mr. Varty served as President of the Americas and Global Vice President of Mergers & Acquisitions at WABCO, leading a regional business unit to achieve a major turnaround in market position and generate double digit market outperformance.  Prior to that role, from 2005 through 2012, Mr. Varty served as Vice President and Business Unit Leader for WABCO’s Compression & Braking business unit in Brussels, Belgium, leading a transformation that resulted in significant growth and profitability improvement. Before joining WABCO, Mr. Varty served as the Global Director of Finance for Pharmaceuticals and Fine Chemicals at Honeywell International.

In connection with Mr. Varty’s appointment as Chief Executive Officer of the Company, the Company has entered into an employment agreement with Mr. Varty, dated as of July 26, 2017 (the “employment agreement”).  The employment agreement provides Mr. Varty with the following compensation: (1) an annual base salary equal to $1,000,000; (2) a target annual bonus opportunity under the Company’s annual bonus plan equal to 100% of his annual base salary (which bonus amount will, for fiscal year 2017, be no less than his target annual bonus, prorated for his service during fiscal year 2017); (3) a target long-term incentive award opportunity commensurate with his position (which, in each of fiscal years 2018 and 2019, will have a total grant date value equal to 350% of his annual base salary); (5) a sign-on grant of performance restricted stock units on Company common stock (the “sign-on PRSUs”) with a grant date value equal to $1,500,000 (35,562 units), which will vest on, among other events, the completion of the announced separation of the American Home Shield business, provided that the sign-on PRSUs will be forfeited if not earned prior to March 31, 2019; (6) a sign-on grant of restricted Company common stock (the “sign-on restricted stock”) with a grant date value equal to $500,000 (11,854 shares), which will vest on the first anniversary of the start date; (7) a sign-on grant of options to purchase Company common stock (the “sign-on stock options”) with a grant date value equal to $1,250,000 (100,241 options at an exercise price of $42.18 per share), which will vest 25% per year on each anniversary of the start date; (8) for up to one year following the start date, corporate housing and reimbursement of commuting expenses between Mr. Varty’s current primary state of residence and the Company’s headquarters, with such housing and commuting benefits to be grossed up for taxes.  Mr. Varty’s primary workplace location will be Memphis, Tennessee and he will receive relocation benefits pursuant to the Company’s relocation policy (grossed up for taxes), as Mr. Varty has agreed that he will obtain permanent housing in the Memphis, Tennessee area.

The employment agreement also provides that, subject to his execution without revocation of a release of claims against the Company and its affiliates, if Mr. Varty’s employment is terminated by the Company without cause or by Mr. Varty for good reason, he will be entitled to: (1) continued payment of base salary for 24 months; (2) payment or reimbursement of monthly COBRA premiums for up to 24 months; (3) a prorated annual bonus for the year of his termination, based on actual performance, (4) if such termination occurs prior to March 31, 2019, the sign-on PRSUs will vest, and (5) prior to the first anniversary of the start date, the restricted stock, and 25% of the then-unvested sign-on stock options, will vest.  Mr. Varty is not entitled to any “golden parachute” excise tax gross-up payments under any plan or agreement with the Company.

During his employment and for 24 months thereafter, Mr. Varty will be subject to restrictions on soliciting and hiring Company employees, soliciting customers, competing with the Company and disparaging the Company.  Mr. Varty is also subject to perpetual confidentiality covenants.

The foregoing summary of Mr. Varty’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the employment agreement and equity award agreements, which the Company expects to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

Prior to his departure, Mr. Gillette will continue employment with the Company until August 24, 2017 in accordance with the terms of his existing employment agreement with the Company, and will thereafter receive such severance payments and benefits to which he is entitled under his existing employment agreement upon a termination without “cause” (as such term is defined in such agreement), subject to his satisfaction of certain requirements set forth therein. Following his departure from the Company, Mr. Gillette will serve as a consultant to the Company until September 30, 2017, in exchange for a monthly fee of $15,000 and continued vesting in his outstanding Company stock options through such date. During all such periods of service, Mr. Gillette will provide such transitional services as the Company may reasonably request. Mr. Gillette’s separation and consulting agreement contains a general release of claims and the severance payments payable under his employment agreement are subject to covenants not to compete or solicit for two years from August 24, 2017 and an indefinite covenant not to disclose confidential information.

The foregoing summary is qualified in its entirety by reference to Mr. Gillette’s separation and consulting agreement, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

NEO equity awards

On July 26, 2017, the Compensation Committee made an award of restricted stock units (“RSUs”) to certain named executive officers. Tony DiLucente and Mary Kay Wegner were awarded 10,669 RSUs and 10,076 RSUs, respectively, which will vest on the spin-off of American Home Shield (“AHS”) (previously announced by the Company on July 26, 2017); and Tim Haynes and Marty Wick were awarded 20,152 RSUs and 19,678 RSUs, respectively, of which 50% will vest on the spin-off of AHS and the other 50% will vest on the first anniversary of the spin-off of AHS. Upon a termination of an executive officer’s employment by the Company without cause or due to his or her death or disability, the executive officer will vest in a prorated portion of the RSUs as provided in the applicable award agreement. The RSUs will be forfeited if not earned prior to March 31, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

c
SERVICEMASTER GLOBAL HOLDINGS, INC.
(Registrant)

July 31, 2017	By:	/s/ Anthony D. DiLucente
Anthony D. DiLucente
Senior Vice President and Chief Financial Officer